SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Huron Consulting Group Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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550 West Van Buren Street

Chicago, IL 60607

NOTICE OF RECONVENED MEETING

AND

SUPPLEMENT TO PROXY STATEMENT

May 15, 2009

This Supplement to Proxy Statement and enclosed proxy card are furnished on or about May 15, 2009 to stockholders of Huron Consulting Group Inc. (the “Company”) in connection with the solicitation by our board of directors of proxies to be voted at our reconvened 2009 Annual Meeting of Stockholders (the “reconvened Annual Meeting”). Our reconvened Annual Meeting will be held at the Company’s corporate offices located at 550 West Van Buren Street, Chicago, Illinois 60607 on June 2, 2009 at 10:00 a.m. Central Daylight Savings Time, for the following purposes:

•	Proposal 2: Approval of the Company’s Amended and Restated 2004 Omnibus Stock Plan (the “Amended and Restated Plan”); and

•	To transact and act upon such other business as may properly come before the reconvened Annual Meeting.

There is no change of the record date and only holders of record of the Company’s common stock at the close of business on March 10, 2009 will be entitled to vote at the reconvened Annual Meeting.

The Company’s Annual Meeting was held on May 6, 2009. At the Annual Meeting, stockholders approved the following two proposals:

Proposal 1:	The election of two Class II directors: DuBose Ausley and John S. Moody; and

Proposal 3:	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.

Following these votes, the Annual Meeting was adjourned to allow our board of directors to consider stockholder feedback on Proposal 2. In response to that feedback, our compensation committee has recommended, and our board of directors has adopted the Company’s Amended and Restated Plan.

If you previously submitted a proxy in connection with the Annual Meeting and do not wish to change your vote on Proposal 2, you need do nothing. If you would like to vote or change your vote on Proposal 2, you may use the enclosed proxy card. If you would like to revoke a previously delivered proxy, please see the instructions in the Proxy Statement filed by the Company with the Securities and Exchange Commission on March 26, 2009 in connection with the Annual Meeting (the “Proxy Statement”) which you received previously.

We are hopeful that you will consider the proposed changes and vote to approve the Company’s Amended and Restated 2004 Omnibus Stock Plan.

Important Notice Regarding the Availability of

Proxy Materials for the reconvened Annual Meeting to be

Held on June 2, 2009.

The Proxy Statement and Annual Report to Stockholders are

available at www.edocumentview.com/HURN

The Proxy Statement is hereby amended by the Supplement to Proxy Statement as follows:

PROPOSAL 2

APPROVAL OF THE COMPANY’S

AMENDED AND RESTATED 2004 OMNIBUS STOCK PLAN

Background.

In 2004, we adopted the 2004 Omnibus Stock Plan (the “Omnibus Plan”), which replaced our prior equity-based compensation plans. The Omnibus Plan was approved by stockholders on October 12, 2004, and authorized for issuance up to 2,141,000 shares of our common stock for stock-based incentive compensation to eligible employees, executive officers, independent contractors and outside directors. On May 2, 2006, stockholders approved the First Amendment to the Omnibus Plan (“First Amendment”) in order to authorize for issuance up to 2,100,000 additional shares, which we had determined we would need for issuance over the following three-year period. As of May 6, 2009, we had issued 1,534,321 shares of common stock under the Omnibus Plan as amended by the First Amendment, have 1,930,012 shares of common stock subject to unexercised stock options or unvested restricted stock awards and have 776,667 shares of common stock remaining available for grant. In addition, we will make annual grants to our independent directors and at-hire grants to new managing directors throughout the year. As a result, the board of directors adopted an amendment to the Omnibus Plan (the “Second Amendment”) to increase the number of shares available under the Omnibus Plan by 2,500,000 shares and submitted the Omnibus Plan as amended through the Second Amendment to stockholders for their approval.

In response to feedback from certain of the Company’s stockholders, our board of directors has determined to amend and restate the Omnibus Plan, as amended through the Second Amendment. The significant changes made in the Amended and Restated Plan are to:

•

reduce the number of additional shares of common stock being authorized to 800,000, which, as of May 6, 2009, would leave approximately 1,576,667 shares of common stock available for issuance under the Amended and Restated Plan, or approximately 7.3% of the Company’s currently outstanding shares, and which we believe would be sufficient for the Company’s needs for two years based on our current plans and growth expectations;

•

require that any performance-based award may not become exercisable or vested prior to the first anniversary of the date on which it is granted and that any retention award may not become vested prior to the third anniversary of the date on which it is granted; except, in each case, in the event of the participant’s death, disability, retirement or a change of control;

•

require that the exercise price of any options to purchase common stock or stock appreciation rights issued in the future may not be below fair market value (as defined in the Amended and Restated Plan) on the date of grant;

•	limit the ability to reprice outstanding options or stock appreciation rights without the approval of stockholders;

•	expand the business criteria upon which Section 162(m) performance-based compensation awards may be based;

•

require stockholder approval to amend the Amended and Restated Plan if, except in specified circumstances, the amendment would materially increase the benefits accruing to a participant, increase the aggregate number of shares of common stock that may be issued or modify the requirements as to eligibility for participation in the plan;

•	empower the compensation committee to administer future awards made to non-employee directors;

•

add provisions for cash incentive awards so that such awards may be eligible for the exemption from the $1 million limit on tax-deductible compensation contained in Section 162(m) of the Internal Revenue Code;

•	provide for acceleration of unvested equity awards to employees who lose their jobs as a result of a change of control; and

•	bring greater clarity to how various other provisions in the Amended and Restated Plan and related equity award agreements will be interpreted.

Reasons for the Proposal.

Equity compensation is a crucial component of our business model. In addition to using equity awards to compensate our directors and executive officers to focus them on the overall financial performance of the Company, we use equity awards as a critical component of the compensation of the people who generate our revenue – our practice leaders, managing directors and employees. In calendar 2008, 77% of our equity awards were granted to our practice leaders, managing directors and employees, while 23% were granted to our executive officers and outside directors. In 2009 to date, 85% of our equity awards were granted to our practice leaders, managing directors and employees, while 15% were granted to our executive officers and outside directors.

As a professional services organization, our growth and success depends wholly on the talent and efforts of our people. The availability of ongoing long-term incentive compensation is a key factor in our ability to recruit and retain talent. We must offer competitive compensation packages that reward performance and create a compelling reason to remain at the Company and deliver results that benefit all stockholders. We believe stock-based compensation motivates employees and helps to focus participants on the performance and financial goals the Company has committed to achieve. Our ability to offer equity as a long-term component of compensation also helps us recruit talent that is critical for our continued growth. We believe that our ability to offer long-term equity incentives encourages a balanced focus between short-term and long-term goals and performance that cannot be as effectively achieved with cash awards.

Recognizing the importance of retaining our valued employees at all levels, we also have a feature in our annual incentive program for employees below the managing director level who normally do not receive equity compensation in many organizations similar to ours. To encourage broad ownership of Huron stock and to offer an opportunity for all of our employees to have a stake in the Company’s growth, employees may use a portion of their bonus to purchase our common stock. Huron partially matches employee purchases with common stock, subject to a minimum holding requirement, as well as a time-based vesting schedule. We believe that encouraging ownership among all of our employees builds the teamwork that is a fundamental value of the Company and will enhance retention of our employees.

In addition, to enable the Company to grant performance-based compensation that is exempt from the $1 million limit on tax-deductible compensation contained in Section 162(m) of the Internal Revenue Code, certain provisions of the Omnibus Plan must be periodically resubmitted to, and reapproved by, our stockholders. Stockholder approval of the Amended and Restated Plan will constitute approval for purposes of Section 162(m) and will allow us to grant cash and equity-based compensation that is exempt from the $1 million limit on tax-deductible compensation.

For the reasons discussed above, we believe that it is in the best interests of the Company, its stockholders and its employees to increase the number of shares of common stock available for issuance and to make the other changes to the Omnibus Plan as reflected in the Amended and Restated Plan. Accordingly, the board of directors has adopted the Amended and Restated Plan, subject to stockholder approval. We believe the changes reflected in the Amended and Restated Plan address much of the feedback we received from our stockholders, while still allowing us to use equity compensation as a core component of our overall compensation plan.

The approval of the Amended and Restated Plan requires the affirmative vote of the holders of a majority of the total shares of common stock present in person or represented by proxy and entitled to vote on the proposal, provided that a quorum is represented at the meeting. Abstentions will have the same effect as a vote against ratification. Broker non-votes will not be considered shares entitled to vote with respect to approval of the proposal and will not be counted as votes for or against the proposal. Proxies submitted pursuant to this solicitation will be voted for the approval of the proposal, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2004 OMNIBUS STOCK PLAN.

The summary of the Amended and Restated Plan set forth below is qualified in its entirety by the full text of the Amended and Restated Plan. A copy of the Amended and Restated Plan, marked to show changes from the Omnibus Plan, as amended by the First and Second Amendments, is attached as Appendix A to this Supplement to Proxy Statement. If the Amended and Restated Plan is not approved by stockholders, the Omnibus Plan as amended by the First Amendment will continue in existence in its current state, and the board of directors will be forced to consider other alternatives to continue to attract, motivate and retain employees.

Description of the Amended and Restated Plan

There are several types of awards that may be granted under the Amended and Restated Plan:

•	stock options (including both incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code and nonqualified options, which are options that do not qualify as ISOs);

•	stock appreciation rights;

•	restricted stock;

•	phantom stock;

•	stock bonus awards;

•	other equity-based awards valued in whole or in part by reference to, or otherwise based on, our common stock; and

•	cash incentive awards.

As of May 6, 2009, a total of 776,667 shares of common stock are available for grant under the Omnibus Plan, as amended by the First Amendment, subject to equitable adjustment upon certain corporate transactions or events. If this proposal is approved by stockholders, the number of shares available under the Amended and Restated Plan would increase to 1,576,667. Shares subject to an award that remain unissued upon the cancellation, surrender, exchange, forfeiture or termination of the award will again become available for award under the Amended and Restated Plan, as shall any shares subject to an award that are retained by us as payment of the exercise price or tax withholding obligations and previously owned shares surrendered to us as payment of the exercise price of an option or to satisfy tax withholding obligations. In addition, to the extent an award is paid or settled in cash, the number of shares previously subject to the award shall again be available for grant pursuant to the Amended and Restated Plan.

The Omnibus Plan, as it may be amended from time to time, is administered by the compensation committee. Our executive officers, employees, outside directors and third-party consultants, numbering approximately 2,201 in total as of May 6, 2009, were eligible to receive awards under the Amended and Restated Plan at the discretion of the compensation committee. The compensation committee has the responsibility for interpreting the Omnibus Plan and determining all of the terms and conditions of awards made under the Omnibus Plan, including when they will become exercisable or otherwise vest, subject to the terms and conditions of the Amended and Restated Plan if it is approved by the Company’s stockholders. The compensation committee has the authority to accelerate the exercisability and/or vesting of any outstanding award at such times and under such circumstances as it deems appropriate, subject to the terms and conditions of the Amended and Restated Plan. The Amended and Restated Plan may be further amended by our board of directors, subject to stockholder approval, where necessary to satisfy legal or regulatory requirements; provided that no amendment may be made without stockholder approval if the amendment would materially increase the benefits accruing to a participant under the Amended and Restated Plan, except as otherwise provided, increase the aggregate number of shares of common stock that may be issued under the Amended and Restated Plan or modify the requirements for eligibility for participation in the Amended and Restated Plan. The Amended and Restated Plan terminates not later than the tenth anniversary of its initial adoption. Awards granted before the termination of the Amended and Restated Plan may extend beyond that date in accordance with their terms.

Under the Amended and Restated Plan, the maximum number of shares of stock that may be granted to any individual during any calendar year may not exceed 500,000 shares (subject to equitable adjustment as provided). The maximum number of shares of stock to which Incentive Stock Options relate that may be granted under the Amended and Restated Plan is 325,000 (subject to equitable adjustment as provided).

The Amended and Restated Plan is intended to permit the grant of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, which generally limits the deduction that we may take for compensation of our five most senior executive officers. Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. The exercisability or payment of awards that are intended to qualify as performance-based compensation may be based upon one or more of the following business criteria as established by the compensation committee:

•	return on total stockholder equity;

•	earnings or book value per share of Company common stock;

•	net income (before or after taxes);

•	earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT,” “EBITA” or “EBITDA”);

•	return on assets, capital or investment;

•	market share;

•	cost reduction goals;

•	earnings from continuing operations;

•	levels of expense, costs or liabilities;

•	department, division or business unit level performance;

•	operating profit;

•	sales or revenues;

•	stock price appreciation;

•	implementation or completion of critical projects or processes;

•	adjusted EBITDA (i.e., EBITDA adjusted for share-based compensation);

•	days sales outstanding;

•	total stockholder return; and

•	any combination of the foregoing.

Where applicable, these business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an affiliate of the Company, or a department, division or strategic business unit of the Company and/or one or more affiliates of the Company. The business criteria also may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, as determined by the compensation committee. The business criteria may be subject to:

•	a threshold level of performance below which no payment will be made (or no vesting will occur);

•	levels of performance at which specified payments will be made (or specified vesting will occur); and

•	a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

Each of the business criteria will be determined, where applicable, in accordance with generally accepted accounting principles and will be subject to certification by the compensation committee. The compensation committee has the authority to make equitable adjustments to the business criteria in recognition of unusual or non-recurring events affecting the Company or any of its affiliates or the financial statements of the Company or any of its affiliates, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Tax Consequences. The following summary describes the typical U.S. federal income tax consequences of awards granted under the Amended and Restated Plan based upon provisions of the Internal Revenue Code, as in effect on May 15, 2009, current regulations promulgated and proposed thereunder and existing public and private administrative rules of the Internal Revenue Code, all of which are subject to change (possibly with retroactive effect). This is not intended to be a complete analysis and discussion of the federal income tax treatment of awards under our Amended and Restated Plan, and does not discuss estate or gift taxes or the income tax laws of any municipality, state or foreign country. We generally will be entitled to withhold any required taxes in connection with the exercise or payment of any award, and may require the participant to pay such taxes as a condition to exercise or payment of an award.

Stock Options. Incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”) are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirement of Section 422 of the Internal Revenue Code. NQSOs need not satisfy such requirements.

A participant is generally not taxed on the grant or, except as described in the next sentence, the exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be a preference item for purposes of the alternative minimum tax, and thus a participant could be subject to the alternative minimum tax as a result of the exercise of an ISO. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the stock option grant date and at least one year following exercise, the participant recognizes capital gain, if any, upon a subsequent disposition of such shares. The measure of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the exercise price).

If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, then: (i) if the proceeds received exceed the exercise price of the ISO, the participant will recognize capital gain equal to the excess, if any, of the proceeds received over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the proceeds received or the fair market value of the shares on the date of exercise over the exercise price of an ISO; or (ii) if the proceeds received are less than the exercise price of the ISO, the participant will recognize a capital loss equal to the excess of the exercise price of the ISO over the proceeds received. Capital gains recognized upon a disqualifying disposition will be taxable as long-term capital gains if the participant held the shares for the requisite long-term capital gain holding period after the exercise of the ISO, or otherwise as short-term capital gains.

We are not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, we will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

A recipient generally will not realize any taxable income upon the grant of an NQSO. Upon exercise of an NQSO, the participant will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the stock option exercise price. We will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant. Upon the sale of shares acquired upon exercise of an NQSO, the participant will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the fair market value on the date of exercise. Special rules will apply in cases where a participant pays the exercise or purchase price of the award or applicable withholding tax obligations under the Amended and Restated Plan by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods discussed above.

Stock Appreciation Rights. A participant generally will not realize any taxable income upon the grant of a stock appreciation right. Upon the exercise of such right, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares received by the participant as a result of such exercise. We will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant.

Restricted Stock. The federal income tax consequences of a grant of restricted stock depend upon whether or not the participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Internal Revenue Code (an “83(b) Election”). If no 83(b) Election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock. When the restrictions on the shares lapse, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time. If the 83(b) Election is made, the participant will recognize taxable income at the time of the grant of restricted stock in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof.

The participant’s tax basis in the restricted stock is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

We will be entitled to a tax deduction in the same amount as the income recognized by the participant as a result of the grant of restricted stock or lapse of restrictions in the taxable year in which the participant recognizes such income.

Other Awards. Participants will not have taxable income upon the grant of any other stock awards, provided that there are restrictions on such awards that constitute a substantial risk of forfeiture under applicable Internal Revenue Code rules. Participants will generally recognize ordinary income when the restrictions on awards lapse, or on the date of grant if there are no such restrictions. At that time, the participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received. We will be entitled to a tax deduction in the same amount as the income recognized by the participant as a result of the lapse of restrictions (or grant if there are no restrictions) in the taxable year in which the participant recognizes the income.

Previous Awards. For awards that were made in 2008 to directors and named executive officers, you should read the discussions under “Proposal 1 – Election of Directors; Compensation of Directors,” and “Executive Compensation – Summary Compensation Table” and “– Option Grants in Last Fiscal Year” in the Proxy Statement which you received previously. See below for more information concerning the awards made in 2009.

FOR ALL OF THE ABOVE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED PLAN.

2009 Plan Benefits

From December 31, 2008 through May 6, 2009, the compensation committee has approved and we have granted the following restricted stock awards under the Omnibus Plan, as amended by the First Amendment:

Persons or Groups of Persons	Number of Shares
Gary E. Holdren	32,965
Daniel P. Broadhurst	15,951
Gary L. Burge	12,229
Mary M. Sawall	9,039
Natalia Delgado	6,380
Non-Executive Managing Directors	533,862
Non-Managing Directors	42,684
Outside Directors	21,732

Total	674,842

OTHER MATTERS

The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock. The Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the common stock that they hold and will, upon request, reimburse them for their reasonable expenses in so doing.

The Company has retained The Altman Group, a proxy solicitation firm, to assist it for a base fee of $9,500 plus out-of-pocket expenses.

APPENDIX A

AMENDED AND RESTATED

HURON CONSULTING GROUP INC.

2004 OMNIBUS STOCK PLAN

1.	History and Purpose~~; Establishment~~.

The Huron Consulting Group Inc. 2004 Omnibus Stock Plan (the ~~"Plan")~~“Plan”) was established, adopted and approved by the Board of Directors of Huron Consulting Group Inc. (“Huron”) and was approved by Huron’s stockholders effective as of October 12, 2004. The Plan was amended effective as of May 2, 2006 to increase the number of shares available for issuance under the Plan, which amendment was approved by Huron’s stockholders. The following provisions constitute an amendment and restatement of the Plan subject to the approval of Huron’s stockholders. The Plan is intended to attract and retain employees, non-employee directors and independent contractors of the Company, to motivate them to achieve long-term Company goals and to further align their interests with those of ~~the Company'~~Huron’s stockholders. ~~The Plan was adopted and approved by the Board of Directors effective as of October 12, 2004, and was approved by the stockholders of the Company.~~

2.	Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

(a)	~~"~~“Administrative Actions~~"~~” shall have the meaning set forth in Section 4(~~b~~d).

(b)	~~"~~“Affiliate~~" means any entity if, at the time of granting of an Award (1) the Company~~” means any corporation, partnership, joint venture or other entity during any period in which (i) Huron, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (~~2~~ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of ~~the Company~~Huron.

(c)	~~"~~“Agreement~~"~~” shall mean ~~the written~~an agreement between ~~the Company~~Huron and a Participant evidencing an Award or a notice of an Award ~~delivered to a Participant by the Company in hard copy paper form, electronically via the Internet or through other electronic means.~~, in a form approved by the Committee.

(d)	“Alternative Agreement” shall mean, with respect to any Participant, an employment agreement, senior management agreement or other written agreement describing the Participant’s terms of employment with Huron or an Affiliate.

(e)	~~(d) "~~“Award~~"~~” shall mean any Option, Stock Appreciation Right, Restricted Stock, Phantom Stock, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

(f)	~~(e) "~~“Board of Directors~~"~~” shall mean the Board of Directors of ~~the Company~~Huron.

(g)

~~(f) "~~“Business Criteria~~"~~” shall mean (~~1~~i) return on total stockholder equity; (~~2~~ii) earnings or book value per share of ~~Company~~Common Stock; (~~3~~iii) net income (before or after taxes); (~~4~~iv) earnings before all or any interest, taxes, depreciation and/or amortization (~~"~~“EBIT~~"~~”, ~~"~~“EBITA~~"~~” or ~~"~~“EBITDA~~"~~”); (~~5~~v) return on assets, capital or investment; (~~6~~vi) market share; (~~7~~vii) cost reduction goals; (~~8~~viii) earnings from continuing operations; (~~9~~ix) levels of expense, costs or liabilities; (~~10~~x) department, division or business unit level performance; (~~11~~xi) operating profit; (~~12~~xii) sales or revenues; (~~13~~xiii) stock price appreciation; (~~14~~xiv) total stockholder return (TSR); (~~15~~xv) implementation or completion of critical projects or processes; ~~or (16~~(xvi) adjusted EBITDA (i.e., EBITDA adjusted for share-based compensation); (xvii) days sales outstanding (DSO); or (xviii) any combination of the foregoing. Where applicable, Business Criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of ~~the Company~~Huron, an Affiliate, or a department, division or strategic business unit of ~~the Company~~Huron and/or one or more Affiliates, or may be applied to the performance of ~~the Company~~Huron and/or one or more Affiliates relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Business Criteria may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Business Criteria shall be determined, where applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Business Criteria in recognition of unusual or non-recurring events affecting ~~the Company~~Huron or any Affiliate or the financial statements of ~~the Company~~Huron or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(h)	“Cash Incentive Award” shall have the meaning set forth in Section 12(b).

(i)	~~(g) "~~“Cause~~"~~” shall mean, unless otherwise defined in the Participant~~'s Agreement, employment agreement, senior management agreement or other written agreement describing the Participant’s terms of employment with the Company, termination of the Participant’s employment or service by the Company if, in the reasonable determination of the Company, the Participant (i) engages~~’s Agreement or an Alternative Agreement, any of the following actions or failures by a Participant, as determined in the reasonable judgment of Huron: (i) engaging in conduct that violates written policies of the Company~~,~~; (ii) ~~fails~~failure to perform the essential functions of his or her job (except for a failure resulting from a bona fide illness or incapacity)~~,~~; (iii) ~~fails~~failure to carry out the ~~Company's~~ reasonable directions of the Company, issued through ~~its~~Huron’s Chief Executive Officer, the Board of Directors, other appropriate senior employee responsible for the Participant’s business unit or area, ~~or~~ the Participant~~'~~’s supervisor, or the person to whom the Participant reports, (iv) ~~engages in~~ embezzlement, misappropriation of corporate funds, any act of fraud, dishonesty or self-dealing, or the commission of a felony or any significant violation of any statutory or common law duty of loyalty to the Company~~,~~; (v) ~~commits~~ an act or omission that could adversely and materially affect the ~~Company's~~ business or reputation of the Company or involves moral turpitude~~,~~; or (vi) ~~breaches~~a breach of a material provision of this Plan or the Agreement evidencing an Award.

(j)	“Change of Control” shall mean the first to occur of the following events:

(i)	any Person becomes the Beneficial Owner, directly or indirectly, of common stock or voting securities of Huron (not including in the amounts beneficially owned by such Person any common stock or voting securities acquired directly from Huron or its Affiliates) representing 40% or more of the combined voting power of Huron’s then outstanding securities;

(ii)	there is consummated a merger or consolidation of Huron or any direct or indirect subsidiary of Huron with any Person, other than (1) a merger or consolidation which would result in the voting securities of Huron outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of Huron or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (2) a merger or consolidation effected to implement a recapitalization of Huron (or similar transaction) in which no Person other than existing security holders is or becomes the Beneficial Owner, directly or indirectly, of securities of Huron (not including in the amount Beneficially Owned by such Person any common stock or voting securities acquired directly from Huron or its Affiliates) representing 50% or more of the combined voting power of Huron’s then outstanding securities; or (3) a merger or consolidation of a subsidiary of Huron that does not represent a sale of all or substantially all of the assets of Huron;

(iii)	the stockholders of Huron approve a plan of complete liquidation or dissolution of Huron (except for a plan of liquidation or dissolution effected to implement a recapitalization of Huron addressed in paragraph (ii) above); or

(iv)	there is consummated an agreement for the sale or disposition of all or substantially all of the assets of Huron to a Person, other than a sale or disposition by Huron of all or substantially all of the assets of Huron to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of Huron.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Huron immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Huron immediately following such transaction or series of transactions.

For purposes of this Change of Control definition, (I) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; (II) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (w) Huron or any of Huron’s direct or indirect subsidiaries; (x) a trustee or other fiduciary holding securities under an employee benefit plan of Huron or any of its Affiliates; (y) an underwriter temporarily holding securities pursuant to an offering of such securities; or (z) a corporation owned, directly or indirectly, by the stockholders of Huron in substantially the same proportions as their ownership of stock of Huron; and (III) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(k)	~~(h) "~~“Code~~"~~” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(l)	~~(i) "~~“Committee~~"~~” shall mean a committee of the Board of Directors~~, which shall consist~~ consisting of two or more persons~~,~~ each of whom shall qualify as an ~~"~~“outside director~~"~~” within the meaning of Section 162(m) of the Code, a ~~"~~“nonemployee director~~"~~” within the meaning of Rule 16b-3 and an ~~"~~“independent director~~"~~” within the meaning of the NASD Rule 4350(c)(1).

~~(j)~~	~~"Company" shall mean Huron Consulting Group Inc., a Delaware corporation, and, where appropriate, each of its Affiliates.~~

(m)	~~(k) "Company~~“Common Stock~~"~~” shall mean the ~~Class A~~ common stock of ~~the Company~~Huron, par value $.01 per share ~~(which Class A common stock will be renamed “Common Stock” pursuant to the Company’s certificate of incorporation upon a Fundamental Change, a Change of Control or immediately prior to the closing of a Qualified Public Offering (each as defined in the Company’s certificate of incorporation))~~.

(n)	“Company” shall mean, collectively, Huron and its Affiliates.

(o)	~~(l) "~~“Covered Employee~~"~~” shall have the meaning set forth in Section 162(m) of the Code.

(p)	“Disabled” shall mean permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

(q)	~~(m) "~~“Effective Date~~"~~” shall mean October 12, 2004.

(r)	~~(n) "~~“Exchange Act~~"~~” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(s)	“Fair Market Value” of a share of Common Stock as of any date shall mean the value determined in accordance with the following rules:

(i)	If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Common Stock on the trading day immediately preceding such date on the principal exchange on which the Common Stock is then listed or admitted to trading or, if no such sale is reported on such preceding date, on the last preceding date on which a sale was so reported.

(ii)	If the Common Stock is not at the time listed or admitted to trading on a stock exchange but bid and asked prices for the Common Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Common Stock on the trading day immediately preceding such date or, if no bid and asked prices for Common Stock are reported on such preceding date, on the most recent day immediately prior thereto on which bid and asked prices were so reported.

(iii)	~~(o) "Fair Market Value" of the Company Stock shall be calculated as follows: (i) if the Company Stock is listed on a national securities exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market and sale prices are regularly reported for the Company Stock, then the Fair Market Value shall be the closing selling price for the Company Stock reported on the applicable composite tape or other comparable reporting system on the applicable date, or if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (ii) if closing selling prices are not regularly reported for the Company Stock as described in clause (i) above but bid and asked prices for the Company Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Company Stock on the applicable date or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (iii)~~If the Common Stock is not listed or admitted to trading on any stock exchange and if prices are not regularly reported for the ~~Company~~Common Stock as described in ~~clause (i) or~~paragraph (ii) ~~above, then~~, the Fair Market Value shall be as determined by the Committee in good faith ~~by the Committee~~ in its sole discretion or under procedures established by the Committee, whose determination shall be conclusive and binding.

(iv)	For purposes of determining the Fair Market Value of shares of Common Stock that are sold pursuant to a broker-assisted cashless exercise program, Fair Market Value shall be the price at which such shares are sold.

(t)	“Huron” shall mean Huron Consulting Group Inc., a Delaware corporation.

(u)	~~(p) "~~“Incentive Stock Option~~"~~” shall mean an Option that qualifies as an ~~"~~“incentive stock option~~"~~” within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

(v)	~~(q) "~~“Nonqualified Stock Option~~"~~” shall mean an Option other than an Incentive Stock Option.

(w)	~~(r) "~~“Option~~"~~” shall mean an option to purchase shares of ~~Company~~Common Stock granted pursuant to Section 7 hereof.

(x)	~~(s) "~~“Other Award~~"~~” shall mean an Award granted pursuant to Section 12 hereof.

(y)	~~(t) "~~“Participant~~"~~” shall mean an employee, non-employee director or ~~consultant~~independent contractor of the Company to whom an Award is granted pursuant to the Plan.

(z)	“Performance-Based Award” is an Option, Stock Appreciation Right and any other right or Award granted under the Plan the vesting or earning of which is conditioned on the achievement of performance targets or performance objectives.

(aa)	~~(u) "~~“Phantom Stock~~"~~” shall mean ~~the~~a right, granted pursuant to Section 10 hereof, to receive in cash or shares the Fair Market Value of a share of ~~Company~~Common Stock.

(bb)	“Plan” shall mean the Huron Consulting Group Inc. 2004 Omnibus Stock Plan as set forth herein.

(cc)	~~(v) "~~“Restricted Stock~~"~~” shall mean a share of ~~Company~~Common Stock which is granted pursuant to the terms of Section 9 hereof and which is subject to restrictions ~~as set forth in Section 9(d).~~described in Section 9.

(dd)	“Retention Award” shall mean an Award (other than an Option or Stock Appreciation Right) that is vested or earned solely on the basis of the performance of future services for the Company.

(ee)	“Retirement” shall mean the termination of a Participant’s employment or service with the Company on or after the date on which he has attained age 65. A Participant’s termination of employment or service shall not be considered to be on account of Retirement if the employment or service is terminated by the Company for Cause.

(ff)	~~(w) "~~“Rule 16b-3~~"~~” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(gg)	~~(x) "~~“Securities Act~~"~~” shall mean the Securities Act of 1933, as amended from time to time.

(hh)	~~(y) "~~“Stock Appreciation Right~~"~~” shall mean ~~the right to~~ a right granted pursuant to Section 8 hereof which entitles the Participant to receive, upon exercise of the ~~right, the applicable amounts as described in Section 8 hereof.~~ Award, an amount of cash or shares of Common Stock (as determined in accordance with the terms of the Plan and the Award) having a value equal to the excess of: (i) the Fair Market Value, determined at the time of exercise, of a specified number of shares of Common Stock; over (ii) an exercise price established by the Committee at the time of grant, subject to the terms and conditions of the Plan.

(ii)	~~(z) "~~“Stock Bonus~~"~~” shall mean a bonus payable in shares of ~~Company~~Common Stock granted pursuant to Section 11 hereof.

(jj)	~~(aa) "~~“Subsidiary~~"~~” shall mean a ~~"~~“subsidiary corporation~~"~~” of ~~the Company~~Huron within the meaning of Section 424(f) of the Code.

3.	Stock Subject to the Plan.

(a)	Shares Available for Awards. The maximum number of shares of ~~Company~~Common Stock reserved for issuance under the Plan shall be ~~4,241,000~~5,041,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued shares of ~~Company~~Common Stock or authorized and issued shares of ~~Company~~Common Stock held in ~~the Company’~~Huron’s treasury, including shares purchased in the open market or in private transactions.

(b)	~~Individual Limitation; Limitation on Certain~~Limitations on Awards~~; Limitation on Incentive Stock Options. The~~. Subject to the provisions of this Section 3, the maximum number of shares of ~~Company~~Common Stock to which Awards relate that may be granted to any Participant in the aggregate during any calendar year shall not exceed 500,000 shares (subject to adjustment as provided herein). ~~The maximum number of shares of Company Stock to which Incentive Stock Options relate that may be granted under the Plan shall be 325,000 (subject to adjustment as provided herein)~~For purposes of this Section 3(b):

(i)	If Awards are denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares into cash.

(ii)	If delivery of shares of Common Stock or cash is deferred until after shares of Common Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

(c)	Limits on Incentive Stock Options. The maximum number of shares of Common Stock to which Incentive Stock Options relate that may be granted under the Plan shall be 325,000 (subject to adjustment as provided herein).

(d)	Limitations on Cash Incentive Awards. The maximum amount payable to any Participant for any twelve month performance period with respect to a Cash Incentive Award granted under the Plan shall be $10,000,000 (pro rated for performance periods that are greater or lesser than twelve months). For purposes of this Section 3(d):

(i)	If the Award is denominated in cash but an equivalent amount of Common Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares.

(ii)	If delivery of shares of Common Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

(e)	~~(c)~~ Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, ~~Company~~Common Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall equitably adjust, in its sole and absolute discretion, (~~1~~i) the number and kind of shares of stock which may thereafter be issued in connection with Awards~~,~~; (~~2~~ii) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards~~,~~; (~~3~~iii) the exercise price, grant price or purchase price relating to any Award~~, and~~; (~~4~~iv) the limitations set forth in Sections 3(a) ~~and~~, 3(b)~~;~~ , 3(c) and 3(d) (provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code and any regulations thereunder); and (v) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (1) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction and (2) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or Stock Appreciation Right, the amount of such payment may be the excess of value of the shares of Common Stock subject to the Option or Stock Appreciation Right at the time of the transaction over the exercise price).

(f)	~~(d)~~ Reuse of Shares. Except to the extent that to do so would prevent the grant of Incentive Stock Options hereunder, the following shares of ~~Company~~Common Stock shall again become available for Awards: (~~1~~i) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange, forfeiture or termination of such Award without having been exercised or settled; (~~2~~ii) any shares subject to an Award that are retained ~~by the Company~~ as payment of the exercise price or tax withholding obligations with respect to an Award; and (~~3~~iii) a number of shares equal to the number of previously owned shares of ~~Company~~Common Stock surrendered ~~to the Company~~ as payment of the exercise price of an Option or to satisfy tax withholding obligations with respect to an Award. In addition, (x) to the extent an Award is paid or settled in cash, the number of shares of ~~Company~~Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (y) in the event of the exercise of a Stock Appreciation Right granted in relation to an Option, the excess of the number of shares subject to the Stock Appreciation Right over the number of shares delivered upon the exercise of the Stock Appreciation Right shall again be available for grants of Awards pursuant to the Plan.

4.	Administration of the Plan.

(a)

General. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted~~,~~; the number of shares of ~~Company~~Common Stock or cash or other property to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to conclusively construe and interpret the Plan and ~~any Award~~all Awards; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the operation and administration of the Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan~~, (1~~ (but subject to the terms and conditions of the Plan), (i) accelerate the date on which any

Option or Stock Appreciation Right becomes exercisable~~,~~; (~~2~~ii) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond ten years from the date of grant)~~,~~; (~~3~~iii) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Stock, Stock Bonus or Other Award~~,~~; and (~~4~~iv) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan.

(b)	Decisions Binding. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(c)	Delegation. Except to the extent prohibited by the applicable rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its administrative responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(d)	~~(b)~~ Indemnification. No member of the Committee (or ~~a~~an authorized delegate of the Committee), and no officer of Huron or any of the ~~Company~~Affiliates, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the ~~Administrator~~Committee or officer of ~~the Company~~Huron or any Affiliate in connection with the performance of duties under this Plan, except for such individual~~'~~’s own willful misconduct or as expressly provided by law (the ~~"~~“Administrative Actions~~"~~”). Further, the Committee (and all delegates of the Committee), in addition to such other rights of indemnification as they may have as members of the Board of Directors or officers of ~~the Company~~Huron or an ~~affiliate~~Affiliate, any individual serving as a Committee member (and any authorized delegate) shall be indemnified and held harmless by ~~the Company~~Huron to the fullest extent allowed by law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any Administrative Action.

~~(c)~~	~~Awards to non-employee directors. Notwithstanding anything in the Plan to the contrary, the powers and authority of the Committee shall be exercised by the Board of Directors in the case of Awards made to non-employee directors.~~

5.	Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company (including officers of the Company, whether or not they are directors of ~~the Company~~Huron or any Affiliate), independent contractors to the Company and non-employee directors of ~~the Company~~Huron or any Affiliate, in each case as the Committee ~~(or, in the case of non-employee directors, the Board of Directors)~~ shall select from time to time. The grant of an Award hereunder to any employee, non-employee director or independent contractor shall impose no obligation on the Company ~~or any Subsidiary~~ to continue the employment or service of a Participant and shall not lessen or affect the Company~~’s or such Subsidiary~~’s right to terminate the employment or service of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards, or of multiple Awards granted to a Participant. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

6.	Awards Under the Plan; Agreement~~.~~ ; Special Vesting and Exercise Provisions.

(a)

Available Awards. The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the ~~provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain~~

~~such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.~~terms and conditions of the Plan.

(b)	Agreement. The Committee may require a Participant to enter into an Agreement evidencing the Award, which Agreement shall contain such terms and conditions, not inconsistent with the Plan, as the Committee determines in its discretion.

(c)	Accelerated Vesting. Notwithstanding any other provision of the Plan to the contrary, unless otherwise specifically provided by the Committee, any Award (other than a Cash Incentive Award) that is outstanding on the date on which the Participant’s employment or service with the Company terminates due to death or Disability shall become fully vested or exercisable, as applicable, on the date on which the Participant’s employment or service with the Company terminates due to the Participant’s death or Disability.

(d)	Special Exercise and Vesting Rules. Notwithstanding any other provision of the Plan or any Agreement to the contrary and except for Awards which do not exceed 5% of the total number of shares of Common Stock reserved for issuance under the Plan in the aggregate, in no event (i) shall any Performance-Based Award become exercisable or vested prior to the first anniversary of the date on which it is granted and (ii) shall any Retention Award become vested prior to the third anniversary of the date on which it is granted. Notwithstanding the foregoing, the Committee may provide for acceleration of the exercisability and vesting of Performance-Based Awards and/or Retention Awards in the event of the Participant’s death, Disability, Retirement or Change of Control. This Section 6(d) applies to Awards made under the Plan after the date on which this amended and restated Plan is approved by Huron’s stockholders. The provisions of this Section 6(d) shall not apply to (y) grants made to newly eligible Participants to replace awards from a prior employer and (z) grants that are a form of payment of earned performance awards or other incentive compensation.

(e)	Leaves of Absence. Unless otherwise provided by the Committee and, with respect to Incentive Stock Options, to the extent permitted under Section 422 of the Code, subject in all cases to the terms and conditions of the Award, in the case of any Participant who takes an approved unpaid leave of absence (i) a Participant’s employment shall not be deemed to be terminated solely because of such leave of absence; (ii) the Participant shall continue to vest in his outstanding Awards under the Plan during the first 30 days of such leave of absence; and (iii) the Participant shall cease to vest in his outstanding Awards under the Plan during any period of such leave of absence which exceeds 30 days.

7.	Options.

(a)	Identification of Options. Each Option shall be clearly identified ~~in the applicable Agreement~~ as either an Incentive Stock Option or a Nonqualified Stock Option. ~~All Options shall be non-transferable, except by will or the laws of descent and distribution or except as otherwise determined by the Committee with respect to a Nonqualified Stock Option.~~

(b)	Exercise Price. ~~Each Agreement with respect to an Option shall set forth the amount per share (the “option exercise price”) payable by the Participant to the Company upon exercise of the Option.~~ The amount per share that a Participant shall be required to pay upon exercise of an Option (the “option exercise price”) shall be established by the Committee at the time of grant; provided, however, that in no event shall the option exercise price be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock on the date of grant).

(c)

No Repricing. Except for either adjustments pursuant to Section 3(e) (relating to the adjustment of shares), or reductions of the option exercise price approved by Huron’s stockholders, the option exercise price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to Huron as consideration for the grant of a replacement Option with a lower exercise price. In addition, no repricing of an Option shall be permitted without the approval of Huron’s stockholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.

(d)	~~(c)~~ Term and Exercise of Options.

(i)	Each Option shall become exercisable at the time determined by the Committee ~~and set forth in the applicable Agreement~~at the date of grant, subject to the terms and conditions of the Plan. At the time of grant of an Option, the Committee may impose such restrictions or conditions to the exercisability of the Option as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria or conditions relating to the completion of a specified period of service. Subject to Section 7(~~d~~e) hereof, the Committee shall determine the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option. No Option may be exercised after the expiration date applicable thereto.

(ii)	An Option shall be exercised by delivering the form of notice of exercise provided by ~~the Company~~Huron. Payment for shares of ~~Company~~Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means~~: (A~~ (except that in the case of exercise using a broker assisted cashless exercise, payment may be made as soon as practicable after exercise): (1) in cash or by personal check, certified check, bank cashier~~'~~’s check or wire transfer; (~~B~~2) in shares of ~~Company~~Common Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (~~C~~3) by any such other methods (including broker assisted cashless exercise via a broker selected by the Committee) as the Committee may from time to time authorize; provided, however, that in the case of a Participant who is subject to Section 16 of the Exchange Act, the method of making such payment shall be in compliance with applicable law. Any payment in shares of ~~Company~~Common Stock shall be effected by the delivery of such shares to the Secretary of ~~the Company~~Huron or his or her designee, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of ~~the Company~~Huron or his or her designee shall require.

~~(iii)~~	~~Certificates for shares of Company Stock purchased upon~~Upon the exercise of an Option, in a manner determined by the Committee, either (1) certificates for shares of Common Stock shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares ~~and delivered to the Participant or~~or (2) shares of Common Stock shall be credited to such ~~other person, in a manner determined by the Committee (including via book entry)~~person’s account via book-entry transfer and shall be registered in such person’s name solely on the records of the Company’s transfer agent, in each case, as soon as practicable following the effective date on which the Option is exercised.

(e)

(d) Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to employees of ~~the Company~~Huron and its ~~Affiliates~~Subsidiaries, in accordance with the provisions of Section 422 of the Code. ~~The option exercise price for each Incentive Stock Options shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant.~~ To the extent that the aggregate Fair Market Value of shares of ~~Company~~Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of ~~the Company or a Subsidiary~~Huron or any of its Subsidiaries shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of ~~this Section 7(d)~~the preceding sentence, Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of ~~the Company~~Huron and its Subsidiaries unless (~~A~~i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of ~~Company~~Common Stock at the time such Incentive Stock Option is granted and (~~B~~ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted. A Participant shall be required to notify Huron of any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

(f)	~~(e)~~ Effect of Termination of Employment (or Provision of Services). The Committee shall determine the effect of termination of employment or termination of service on each Option, subject to the terms and conditions of the Plan. Unless otherwise provided by the Committee~~,~~ (i) in the event that the employment of a Participant with the Company (or the Participant~~'~~’s service to the Company) shall terminate for any reason other than Cause, death, ~~disability~~ or~~, retirement~~ Disability, (~~i~~1) each Option granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term~~,~~ and (~~ii~~2) each Option that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination~~. In the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate on account of the death, disability or, retirement of the Participant, treatment of each Option granted to such Participant that is outstanding as of the date of such termination shall be determined by the Committee, in its sole discretion. In~~ and, (ii) in the event that the employment of a Participant with the Company (or the Participant~~'~~’s service to the Company) shall terminate on account of Cause, each Option that is outstanding as of the date of such termination, whether or not then exercisable, shall be terminated at the time of such termination.

8.	Stock Appreciation Rights.

(a)	Awards of Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with an Option at the time of grant or may be granted unrelated to an Option. If a Stock Appreciation Right is granted in connection with an Option, the exercise price of both the Option and Stock Appreciation Right shall be the same, and the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock shall cancel the corresponding Stock Appreciation Right or Option right with respect to such share. If a Stock Appreciation Right is in connection with an Option but is granted after the grant of the Option (or vice versa), the later granted related Award shall have the same exercise price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Common Stock at the time of such grant.

(b)	Exercise Price. The exercise price of a Stock Appreciation Right shall be established by the Committee at the time of grant; provided, however, that in no event shall the exercise price be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock on the date of grant).

(c)	No Repricing. Except for either adjustments pursuant to Section 3(e) (relating to the adjustment of shares), or reductions of the exercise price of a Stock Appreciation Right approved by Huron’s stockholders, the exercise price for any outstanding Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Stock Appreciation Right granted under the Plan be surrendered to Huron as consideration for the grant of a replacement Stock Appreciation Right with a lower exercise price. In addition, no repricing of a Stock Appreciation Right shall be permitted without the approval of Huron’s stockholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.

(d)	Term and Exercise of Stock Appreciation Rights.

(i)	(a) A Stock Appreciation Right may be granted in connection with an Option, ~~either~~Each Stock Appreciation Right shall become exercisable at the time determined by the Committee at the date of grant ~~or, with respect to a Nonqualified Stock Option, at any time thereafter during the term of the Option, or may be granted unrelated to an Option.~~ , subject to the terms and conditions of the Plan. At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria~~. The term of a Stock Appreciation Right granted without relationship to an Option shall not exceed ten years from the date of grant.~~ or conditions relating to the completion of a specified period of service and the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. The Committee shall determine the expiration date of each Stock Appreciation Right, which shall be no later than the tenth anniversary of the date of grant of the Stock Appreciation Right. No Stock Appreciation Right may be exercised after the expiration date applicable thereto.

~~(b)~~	~~A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 8(d). Such Option will, to the extent surrendered, then cease to be exercisable.~~

~~(c)~~	~~Subject to Section 8(h) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.~~

~~(d)~~	~~Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:~~

~~(i)~~	~~the excess of the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over the option exercise price specified in the related Option, by~~

~~(ii)~~	~~the number of shares as to which such Stock Appreciation Right is exercised.~~

~~(e)~~	~~A Stock Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:~~

~~(i)~~	~~the excess of (1) the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over (2) the greater of the Fair Market Value of a share of Company Stock on the date the Stock Appreciation Right was granted or such greater amount as may be set forth in the applicable Agreement, by~~

(ii)	~~the number of shares as to which such Stock Appreciation Right is exercised.~~A Stock Appreciation Right shall be exercised by delivering the form of notice of exercise provided by Huron. Any settlement of exercise of a Stock Appreciation Right in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of Huron or his or her designee, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of Huron or his or her designee shall require.

~~(f)~~	~~Notwithstanding subsections (d) and (e) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Agreement.~~

(iii)

(g) Payment of the amount determined under subsections (d) and (e) ~~above~~Payment in settlement of a Stock Appreciation Right may be made solely in whole shares of ~~Company~~Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that payment will be made in shares of ~~Company~~Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(iv)	Upon the exercise of a Stock Appreciation Right, in a manner determined by the Committee, either (i) certificates for shares of Common Stock shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, or (ii) shares of Common Stock shall be credited to such person’s account via book-entry transfer and shall be registered in such person’s name solely on the records of the Company’s transfer agent, in each case, as soon as practicable following the effective date on which the Stock Appreciation Right is exercised.

(e)	~~(h)~~ Effect of Termination of Employment (or Provision of Services). The Committee shall determine the effect of termination of employment or termination of service on each Stock Appreciation Right, subject to the terms and conditions of the Plan. Unless otherwise provided by the Committee, (i) in the event that the employment of a Participant with the Company (or the Participant~~'~~’s service to the Company) shall terminate for any reason other than Cause, death, ~~disability~~ or~~, retirement~~ Disability, (~~i~~1) each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term~~,~~ and (~~ii~~2) each Stock Appreciation Right that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination~~. In the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate on account of the death, disability or, retirement of the Participant, treatment of each Stock Appreciation Right granted to such Participant that is outstanding as of the date of such termination shall be determined by the Committee, in its sole discretion. In~~ and, (ii) in the event that the employment of a Participant with the Company (or the Participant~~'~~’s service to the Company) shall terminate on account of Cause, each Stock Appreciation Right that is outstanding as of the date of such termination, whether or not then exercisable, shall be terminated at the time of such termination.

9.	Restricted Stock.

(a)	Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)	Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares, subject to the terms and conditions of the Plan. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 9(h), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(d) shall lapse.

(c)	Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The Committee may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

(d)	Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant~~'~~’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such shares, and all of the rights related thereto, shall be forfeited by the Participant.

(e)	Dividends on Restricted Stock. The Committee, in its discretion, may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(f)	Issuance of Certificates. The Committee may, upon such terms and conditions as it determines, provide that (~~1~~i) a certificate or certificates representing the shares underlying a Restricted Stock award shall be registered in the Participant~~’s name and~~’s name or (ii) subject to applicable law, shares of Common Stock representing a Restricted Stock award shall be credited to the Participant’s account via book-entry transfer and shall be registered in the Participant’s name solely on the records of the Company’s transfer agent, and, in each case, shall bear an appropriate legend or notation, as applicable, specifying that such shares are not transferable and are subject to the ~~provisions~~terms and conditions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement, ~~(2) such~~provided that the Common Stock underlying any Restricted Stock award, whether issued in certificate or ~~certificates~~book-entry form, shall be held in escrow by ~~the Company~~Huron on behalf of the Participant until such shares become vested or are forfeited ~~or (3) subject to applicable law, the Participant’s ownership of the Restricted Stock shall be registered by the Company in book entry form.~~ .

(g)	Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions ~~of~~in Section 9(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests~~, the Company shall cause to be delivered to the Participant to whom such shares were granted, in a manner~~ and as soon as practicable thereafter, Huron shall cause, upon such terms as determined by the Committee ~~(including via book entry), a certificate evidencing such shares, which may~~, either (i) a certificate or certificates for shares of Common Stock to be issued to and registered in the name of or for the account of the Participant or other person entitled to receive such shares or (ii) shares of Common Stock to be credited to such person’s account via book-entry transfer and for such shares to be issued and registered in such person’s name solely on the records of the Company’s transfer agent, and, in each case, to cause such shares to bear a restrictive legend~~,~~ if the Committee determines such a legend to be appropriate.

(h)	Effect of Termination of Employment (or Provision of Services). ~~Except as may otherwise be provided in the applicable Agreement, and~~The Committee shall determine the effect of termination of employment or termination of service on each Award of Restricted Stock, subject to the terms and conditions of the Plan. Unless otherwise provided by the Committee~~’s authority under Section 4 hereof~~, upon the termination of a Participant~~'~~’s employment (or upon cessation of such Participant~~'~~’s services to the Company) for any reason other than death~~, disability~~ or~~, retirement~~ Disability, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, ~~the Company. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares~~Huron. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise. ~~In the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate on account of the death, disability or, retirement of the Participant, treatment of any and all shares to which restrictions on transferability apply as of the date of such termination shall be determined by the Committee, in its sole discretion.~~

10.	Phantom Stock.

(a)	Vesting Date. At the time of the grant of shares of Phantom Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares, subject to the terms and conditions of the Plan. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Phantom Stock ~~imposed pursuant to Section 10(c)~~ are satisfied, and subject to Section 10(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(b)

Benefit Upon Vesting. Unless otherwise provided in an Agreement, upon the vesting of a share of Phantom Stock, the Participant shall be paid, within 30 days of the date on which such share vests or at such other time specified by the Committee at the time of grant or otherwise in accordance with applicable law, an amount, in cash and/or shares of ~~Company~~Common Stock, as determined by the Committee, equal to the sum of (~~1~~i) the Fair Market Value of a share of ~~Company~~Common Stock on the date on which such share of Phantom Stock vests and (~~2~~ii) the aggregate amount of cash dividends paid with respect to a share of ~~Company~~Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(c)	Conditions to Vesting. At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The Committee may also provide that the vesting or forfeiture of shares of Phantom Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Phantom Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

(d)	Effect of Termination of Employment (or Provision of Services). ~~Except as may~~The Committee shall determine the effect of termination of employment or termination of service on each Award of Phantom Stock, subject to the terms and conditions of the Plan. Unless otherwise ~~be~~ provided ~~in the applicable Agreement, and subject to~~by the Committee~~’s authority under to Section 4 hereof,~~ (i) upon the termination of a Participant~~'~~’s employment (or upon cessation of such Participant~~'~~’s services to the Company) for any reason other than Cause, death, ~~disability~~ or~~, retirement~~ Disability, any and all shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be immediately forfeited ~~upon the Participant’s termination of employment (or upon cessation of such Participant’s services to the Company). In the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate on account of the death, disability or, retirement of the Participant, treatment of any and all shares of Phantom Stock shall be determined by the Committee~~and, (ii) in ~~its sole discretion. In~~ the event that the employment of a Participant with the Company (or the Participant~~'~~’s service to the Company) shall terminate on account of Cause, any and all shares of Phantom Stock that are outstanding as of the date of such termination, whether or not then vested, shall be immediately terminated at the time of such termination.

11.	Stock Bonuses.

In the event that the Committee grants a Stock Bonus~~, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such~~ to a Participant, in a manner determined by the Committee ~~(including via book entry), as soon as practicable after the date on which such~~, either (a) certificates for shares of Common Stock shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares or (b) shares of Common Stock shall be credited to such person’s account via book-entry transfer and shall be registered in such Participant’s name solely on the records of the Company’s transfer agent, in each case, as soon as practicable following the effective date of the grant of the Stock Bonus ~~is payable.~~ .

12.	Other Awards~~.~~ and Cash Incentive Awards.

(a)	Other ~~forms~~Awards. Forms of Awards ~~(“~~other than those specified in Section 7, 8, 9, 10 or 11 (“Other Awards~~”) valued in whole or in part by reference to, or otherwise based on, Company Stock~~”) may be granted either alone or in addition to other Awards under the Plan. An Other Award is an Award that is valued in whole or in part by reference to, or otherwise based on, Common Stock. Subject to the ~~provisions~~terms and conditions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of ~~Company~~Common Stock to be granted pursuant to such Other Awards, or the conditions to the vesting and/or payment of such Other Awards (which may include, but not be limited to, achievement of performance goals based on one or more Business Criteria) and all other terms and conditions of such Other Awards.

(b)	Cash Incentive Awards. A specific form of Other Award that may be granted under the Plan is a “Cash Incentive Award”. A Cash Incentive Award is an Award that grants to the Participant a right to receive a payment of cash (or in the discretion of the Committee, shares of Common Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee and such other conditions, restrictions and contingencies, as determined by the Committee.

13.	~~Special Provisions Regarding Certain Awards.~~ Performance-Based Compensation

~~The Committee may make Awards hereunder to Covered Employees (or to individuals whom the Committee believes may become Covered Employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The exercisability and/or payment of such Awards may be subject to the achievement of performance goals based upon one or more Business Criteria and to certification of such achievement in writing by the Committee. Such performance goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) and the regulations thereunder. All provisions of such Awards which are intended to qualify as performance-based compensation shall be construed in a manner to so comply.~~

The Committee may designate any Award of Restricted Stock, Phantom Stock, Stock Bonus, or Other Award (including a Cash Incentive Award) granted to a Participant under the Plan as “Performance-Based Compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. To the extent required by Section 162(m) of the Code, any such Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements shall apply:

(a)	The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under Section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Business Criteria.

(b)	A Participant otherwise entitled to receive a Performance-Based Compensation Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section 13(b), such exercise of discretion may not result in an increase in the amount of the payment.

(c)	Subject to the other terms and conditions of the Plan, if an Award is intended to constitute Performance-Based Compensation, the Committee may provide that if a Participant’s employment terminates because of death or Disability, or if a Change of Control occurs prior to the Participant’s Termination Date, the Participant’s Performance-Based Compensation Award may become vested without regard to whether the Award would continue to constitute Performance-Based Compensation.

Nothing in this Section 13 shall preclude the Committee from granting Awards under the Plan or the Committee, Huron or any Affiliate from granting any cash incentive awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Award by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 13 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

14.	Change of Control.

Except as otherwise provided in an Agreement or an Alternative Agreement, in the event that a Participant’s employment or service, as applicable, is terminated by Huron or the successor to Huron (or an Affiliate which is his or her employer) for reasons other than Cause within 12 months following a Change of Control, all Options and Stock Appreciation Rights which are then outstanding shall become immediately exercisable and all other Awards shall become fully vested. If, (i) upon a Change of Control, awards in other shares or securities are substituted for outstanding Awards under the Plan and immediately following the Change of Control the Participant becomes employed (if the Participant was an employee immediately prior to the Change of Control) or remains in continued service (as a director or independent contractor if the Participant was a director or independent contractor immediately prior to the Change of Control) of the entity into which Huron merged, or the purchaser of substantially all of the assets of Huron or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of this Section 14 until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable, and (ii) if, in connection with a Change of Control, a Participant is offered employment with a successor to Huron (or an Affiliate) for which the Participant is reasonably qualified and on financial terms and conditions which are comparable to the financial terms and conditions that applied to the Participant’s employment immediately prior to the Change of Control, if the Participant does not accept the offer of employment and if , as a result, the Participant’s employment with Huron, its Affiliates and their respective successors is terminated, the Participant shall not be treated as having a termination of employment for purposes of this Section 14.

15.	~~14.~~ Rights as a Stockholder.

No person shall have any rights as a stockholder with respect to any shares of ~~Company~~Common Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares or the date of crediting such shares to such person’s account via book-entry transfer. Except for adjustments ~~provided in~~pursuant to Section 3(~~c~~e), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued or credit via book-entry transfer is made.

~~15.~~	~~No Employment Rights; No Right to Award.~~

16.	Limitations of Implied Rights.

(a)	No Right to Employment or Continued Service. Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant. ~~No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.~~

(b)	No Claim to Award. No person shall have any claim or right to receive an Award hereunder. The grant of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

(c)	No Right to Assets or Property. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of Huron or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which Huron or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of Huron and any Affiliate. Nothing contained in the Plan shall constitute a guarantee by Huron or any Affiliate that the assets of such companies shall be sufficient to pay any benefits to any person.

17.	~~16.~~ Securities Matters.

(a)	Notwithstanding anything herein to the contrary, ~~the Company~~Huron shall not be obligated to cause to be issued or delivered any certificates evidencing shares of ~~Company~~Common Stock pursuant to the Plan unless and until ~~the Company~~Huron is advised by its counsel (which may be ~~the Company’~~Huron’s in-house counsel) that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of ~~Company~~Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of ~~Company~~Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

(b)	The transfer of any shares of ~~Company~~Common Stock hereunder shall be effective only at such time as counsel to ~~the Company~~Huron (which may be ~~the Company’~~Huron’s in-house counsel) shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of ~~Company~~Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of ~~Company~~Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

18.	~~17.~~ Withholding Taxes.

All Awards and other payments under the Plan are subject to withholding of all applicable taxes. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of ~~Company~~Common Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of ~~Company~~Common Stock having a value equal to the amount of tax required to be withheld, as determined by the Committee~~. Such~~ or through the surrender of shares of Common Stock which the Participant already owns; provided, however, that previously-owned shares of Common Stock that have been held by the Participant or shares to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact). Any shares used to satisfy the withholding obligation shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined~~. Fractional share amounts shall be settled in cash~~. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

19.	~~18.~~ Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of ~~Company~~Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify ~~the Company~~Huron of such election within 10 days of filing notice of the election with the Internal Revenue Service~~.~~

~~19.~~	~~Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition~~.

20.	Amendment or Termination of the Plan.

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law (including, but not limited to, the incentive stock options regulations and any amendments thereto), or stock exchange or automated quotation system listing requirement. ~~Nothing herein~~ Without limiting the generality of the foregoing, no amendment of the Plan will be made without the approval of Huron’s stockholders if such amendment would (a) materially increase the benefits accruing to a Participant under the Plan; (b) increase the aggregate number of shares of Common Stock that may be issued under the Plan; or (c) modify the requirements as to eligibility for participation in the Plan. Nothing in this Section 20 shall restrict the Committee~~'~~’s ability to exercise its discretionary authority pursuant to Sections 3 and 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant~~'~~’s rights under any outstanding Award.

21.	~~Transfers Upon Death.~~Transferability.

(a)	General. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant~~'~~’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind ~~the Company~~Huron unless the Committee shall have been furnished with (~~a~~i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (~~b~~ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

~~22.~~	~~Transfers to Immediate Family Members~~

(b)	~~During~~Family Members. Notwithstanding Section 21(a), during a Participant’s lifetime, the Committee may, in its sole discretion, pursuant to the provisions set forth in this Section ~~22,~~21(b), permit the transfer, assignment or other encumbrance of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the Participant intends that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to ~~the Company~~Huron, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all ~~provisions~~terms and conditions of the Plan.

~~23.~~	~~Leaves of Absence.~~

~~In the case of any Participant on an approved leave of absence, the Committee may make such provisions respecting the continuance of Awards while such Participant is in the employ or service of the Company as it may deem equitable, except that in no event may any Option or Stock Appreciation Right be exercised after the expiration of its term.~~

~~24.~~	~~Expenses and Receipts.~~

(c)	Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

22.	Miscellaneous

(a)	Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of Huron at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than exercise notice) may be waived by the person entitled to notice.

(b)	Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

(c)	Liability for Cash Payments. Subject to the terms and conditions of the Plan, Huron and each Affiliate shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for Huron or the Affiliate, as applicable, by the Participant. Any disputes relating to liability of Huron or an Affiliate for cash payments shall be resolved by the Committee.

(d)	Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

(e)	Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

(f)	Expenses and Receipts. The expenses of the Plan shall be paid by ~~the Company~~Huron. Any proceeds received by ~~the Company~~Huron in connection with any Award may be used for general corporate purposes.

~~25.~~	~~Effective Date and Term of Plan.~~

~~The Plan shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.~~

~~26.~~	~~Applicable Law.~~

(g)	Applicable Law. Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

~~27.~~	~~Participant Rights.~~

~~No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.~~

~~28.~~	~~Unfunded Status of Awards.~~

~~The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.~~

~~29.~~	~~No Fractional Shares.~~

(h)	No Fractional Shares. No fractional shares of ~~Company~~Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

~~30.~~	~~Beneficiary.~~

~~A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.~~

23.	Effective Date and Term of Plan.

The amendment and restatement of the Plan shall be subject to the requisite approval of the stockholders of Huron. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the terms and conditions of the Plan.

24.	~~31.~~ Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Huron CONSULTING GROUP

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext

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Electronic Voting Instructions

You can vote by Internet

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by

1:00 a.m., Central Time, on June 2, 2009.

Vote by Internet

Log on to the Internet and go to

www.envisionreports.com/HURN

Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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A Proposals — The Board of Directors recommends a vote FOR Proposal 2.

For Against Abstain

2. Approval Omnibus of Stock the Company’s Plan. Amended and Restated 2004

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Reconvened Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1 U P X 0 2 2 3 0 6 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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<STOCK> 012FBB

Reconvened 2009 Annual Meeting Admission Ticket

Reconvened 2009 Annual Meeting of Huron Consulting Group Inc. Stockholders Tuesday, June 2, 2009, 10:00 a.m. Central Time 550 West Van Buren St., Third Floor Chicago, Illinois 60607 Upon arrival, please present this admission ticket and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Huron CONSULTING GROUP

Proxy — Huron Consulting Group Inc.

Notice of Reconvened 2009 Annual Meeting of Stockholders

550 West Van Buren Street, 3rd Floor / Chicago, Illinois 60607

Proxy Solicited by Board of Directors for Reconvened Annual Meeting — Tuesday, June 2, 2009

Gary E. Holdren and Natalia Delgado, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Reconvened Annual Meeting of Stockholders of Huron Consulting Group Inc. to be held on June 2, 2009 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR item 2 to approve the Company’s Amended and Restated 2004 Omnibus Stock Plan.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)